EXHIBIT 10.1


                     EXCHANGE AND RECAPITALIZATION AGREEMENT

         THIS EXCHANGE AND RECAPITALIZATION AGREEMENT ("Agreement"), dated as of June 30, 2004, and signed at 8:00 p.m., Seattle, Washington time on June 30, 2004 between Redhook Ale Brewery, Incorporated, a Washington corporation having an office at 14300 NE 145th Street, Woodinville, Washington 98072 ("Redhook"), and Anheuser-Busch, Incorporated, a Missouri corporation having an office at One Busch Place, St. Louis, Missouri 63118 ("ABI").

                              W I T N E S S E T H:

         WHEREAS, ABI or its designee currently holds 1,289,872 shares of Series B Preferred Stock, par value $0.005 per share, of Redhook ("Series B Preferred Stock") and 953,470 shares of Common Stock, par value $0.005 per share, of Redhook ("Common Stock").

         WHEREAS, ABI and Redhook desire that, upon the terms and conditions hereinafter provided, ABI shall transfer all shares of Series B Preferred Stock to Redhook in exchange for Redhook's issuance and delivery to ABI of an additional 1,808,243 shares of Common Stock and a payment by Redhook to ABI, such transfer, exchange and payment to qualify as a tax-free recapitalization under IRC Section 368(a)(1)(E).

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and intending to be legally bound hereby, it is agreed as follows:

I.       DEFINITIONS

         "ABI Competitor" shall mean any person that, together with the Affiliates of such Person, has annual alcohol beverage sales of $100,000,000 or more in North America (such number to be adjusted annually in proportion to changes in the Consumer Price Index from the date hereof).

         "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, or (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliated" shall have meanings correlative to the foregoing.

         "A-BC"   shall  mean   Anheuser-Busch   Companies,   Inc.,  a  Delaware
corporation and the parent corporation of ABI.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in the States of Missouri, New York and Washington.

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         "CBA" shall mean Craft Brands Alliance LLC.

         "CBA Distribution Agreement shall mean the Master Distributor Agreement between Craft Brands Alliance LLC and ABI dated July 1, 2004, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) Redhook's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) Redhook's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of Redhook's or any of the Subsidiaries' business.

         "Closing" shall have the meaning set forth in Section 2.2.

         "Closing Date" shall have the meaning set forth in Section 2.2.

         "Common Stock" shall initially mean the common stock, par value $0.005 per share, of Redhook and shall thereafter mean any shares of any class or classes of capital stock resulting from any reclassification or reclassifications thereof or otherwise issued and which have no preference in respect of dividends or of amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up of Redhook and which are not subject to redemption by Redhook.

         "Confidential Information" shall have the meaning set forth in Section 8.10.

         "Distribution Agreement" shall mean the Master Distributor Agreement between Redhook and ABI, dated as of the Closing Date and substantially in the form attached hereto as Exhibit A, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable property, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss.2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. ss.740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss.300f ET SEQ.), and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

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


         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to Redhook, any trade or business (whether or not incorporated) under common control with Redhook and which, together with Redhook, are treated as a single employer within the meaning of Section 414 (b), (c), (m) or (o) of the IRC.

         "Facility" shall have the meaning set forth in Section 4.10.

         "Fiscal Year" shall mean the calendar year. Subsequent changes of the fiscal year of Redhook shall not change the meaning of the term "Fiscal Year," unless ABI shall consent in writing to such changes.

         "Fully Diluted Basis" shall mean that, for purposes of calculating any Person's percentage ownership of the Common Stock, all convertible or exchangeable securities shall be deemed to have been converted and exchanged into the shares of Common Stock into which they are convertible and exchangeable and all employee stock options with an exercise price of not more than $2.165 per share shall be assumed to be exercised into the shares of Common Stock into which they, pursuant to their terms, may then or thereafter upon the passage of time be exercised.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group" shall mean any Group as defined by Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act.

         "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous," "dangerous" or "toxic" or like terms pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss.1251 ET SEQ., Clean Air Act of 1966, as amended, 42 U.S.C. ss.ss.7401 ET SEQ., Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss.2601 ET SEQ., or Hazardous Materials Transportation Act, 49 U.S.C. App. ss.ss.1801 ET SEQ. and all analogous state and local counterparts or equivalents.

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


         "Independent Directors" shall mean those members of the Board of Directors of Redhook that are deemed to be independent of Redhook under the rules promulgated by NASDAQ Stock Market, Inc.

         "Initial Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of October 18, 1994 between Redhook and ABI, as such agreement has been amended and supplemented to the date hereof.

         "Investment Agreement" shall mean the Investment Agreement dated as of October 18, 1994 between Redhook and ABI, as such agreement has been amended and supplemented to the date hereof.

         "Involuntary Acquisition" shall mean, with respect to any Person, the purchase or acquisition of Stock by such Person as a result of any stock split, dividend, distribution, rights offering by Redhook or any Subsidiary of Redhook, recapitalization of Redhook, reclassification or other change in the terms of the Stock, or conversion or exchange of, or adjustment in the conversation or exchange ratio of any exercisable, convertible or exchangeable security held by such Person or any other Person.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Material Adverse Effect" shall mean a material adverse effect on the business, assets, operations, affairs or financial or other condition of Redhook and its Subsidiaries taken as a whole.

         "Material Contracts" shall mean (i) all of Redhook's contracts, agreements, leases or other instruments to which Redhook is a party or by which Redhook or its properties are bound, which involves payments by or to Redhook of more than $500,000, (ii) all of Redhook's loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments, (iii) all operating or capital leases for equipment to which Redhook is a party which involves aggregate payments by or to Redhook of more than $500,000, (iv) all noncompetition and similar agreements to which Redhook is a party, (v) all guarantees by Redhook, (v) all contracts and agreements between Redhook and the wholesalers of its products, (vi) all contracts relating to the license of trademarks or other intellectual property, other than non-exclusive licenses of which Redhook is the licensee, and (vii) all contracts relating to the brewing or distribution of malt beverage products and (viii) all other contracts, oral or written, that Redhook considers to be material to the business, assets, operations, prospects or financial or other condition of Redhook and its Subsidiaries taken as a whole.

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


         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001 (a)(3) of ERISA, and to which Redhook, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Original  Distribution  Agreement"  shall mean the Master  Distributor
Agreement between Redhook and ABI dated October 18, 1994, as amended or modified.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" shall mean an employee pension benefit plan, as defined in Section (3)(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Redhook, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean, with respect to Redhook or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Redhook or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Purchaser" shall have the meaning assigned to it in Section 5.3 (c).

         "Purchasing Contract" shall mean that letter agreement between ABI and Redhook dated November 21, 2002.

         "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401 (a) of the IRC, and which Redhook, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Qualified Takeover Defense Plan" shall mean any shareholder rights plan or provision of the articles of incorporation or bylaws of Redhook or any Subsidiary of Redhook or other contract, security or arrangement in each case applicable to and intended to deter or delay, or with the



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



reasonably anticipated consequences of deterring or delaying, the acquisition of a specified percentage of Redhook's voting stock or the merger, consolidation or share exchange of Redhook with or into any other Person that, except in the event of an acquisition or proposed acquisition by any Person of an aggregate percentage of the outstanding Common Stock or other securities of Redhook having ordinary voting power in the election of directors of Redhook specified therein or the merger, consolidation or share exchange of Redhook with or into any other Person, does not provide holders of Stock of Redhook with economic, voting or other substantive rights and that, except in the event of an acquisition or proposed acquisition by ABI or its Affiliates of an aggregate percentage of the outstanding Common Stock or other securities of Redhook having ordinary voting power in the election of directors of Redhook specified therein or the merger, consolidation or share exchange of Redhook with or into ABI or its Affiliates, provides ABI or its Affiliates with the same rights generally provided to other holders of Stock. The terms of a Qualified Takeover Defense Plan shall not be applicable to, and no rights under a Qualified Takeover Defense Plan shall arise as a result of, (a) the acquisition or purchase by ABI or its Affiliates of Stock if such purchase or acquisition does not result in ABI or its Affiliates holding in excess of 35% in aggregate of the outstanding Common Stock, (b) any Involuntary Acquisition by ABI or its Affiliates, (c) any increase in the percentage ownership of ABI or its Affiliates of the Common Stock resulting from the cancellation, retirement or acquisition by Redhook or any Subsidiary of Redhook of any Stock, (d) any purchase or acquisition of Stock by ABI or its Affiliates if the respective entity disposes of shares of Common Stock equal to the number of shares so purchased or acquired within 10 Business Days of the date of such purchase or acquisition, or (e) any other action by ABI or its Affiliates if ABI or its Affiliates eliminate the consequences of such action within 10 Business Days of the date that it has occurred.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement by and between Redhook and ABI, dated as of the Closing Date and substantially in the form attached hereto as Exhibit B, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Representatives" shall have the meaning set forth in Section 8.10.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests, rights, participations or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.


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


         "Termination Date" shall mean any date on which (i) the Distribution Agreement is duly terminated or expires pursuant to its terms, (ii) the CBA Distribution Agreement is duly terminated or expires pursuant to its terms or
(iii) the products of Redhook are excluded from the CBA Distribution Agreement pursuant to its terms.

         "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "Transaction Documents" shall mean this Agreement, the Distribution Agreement, the Registration Rights Agreement, the Purchasing Contract and Redhook's guaranty of CBA's obligations under the CBA Distribution Agreement.

         "Widmer" shall mean Widmer Brothers Brewing Company.

II.      THE EXCHANGE OF EQUITY SECURITIES

         2.1. EXCHANGE OF EQUITY SECURITIES. Subject to the terms and conditions set forth in this Agreement, ABI agrees to transfer and deliver to Redhook 1,289,872 shares of Series B Preferred Stock and in exchange therefor Redhook agrees to issue and deliver to ABI 1,808,243 shares of Common Stock. In addition, Redhook shall pay to ABI $2,000,000 on or before December 1, 2004.

         2.2. CLOSING. The closing of the exchange described in Section 2.1 (the "Closing") shall take place at the offices of Riddell Williams PS, 1001 4th Avenue Plaza, Suite 4500, Seattle Washington 98154 commencing at 10:00 a.m., local time, on July 1, 2004 or such other date and time as Redhook and ABI may mutually determine (the "Closing Date").

         On the Closing Date, ABI shall deliver to Redhook certificates representing the Series B Preferred Stock and Redhook shall deliver to ABI certificates representing the Common Stock to be acquired by ABI hereunder registered in such names and in such denominations as ABI requests. Promptly upon receipt of the certificates for the Series B Preferred Stock, Redhook shall cancel all shares of Series B Preferred Stock and shall not reissue or transfer any such shares.

         2.3. LEGENDS. Each certificate representing the shares acquired by ABI at the Closing shall bear a legend substantially in the following form:

         THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM.



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



         The legend described in this Section 2.3 and any legend on any certificate acquired by ABI prior hereto shall be removed promptly, and Redhook shall issue to ABI a new certificate without such legend with respect to which
(i) a prospectus meeting the requirements of Section 10 of the Securities Act is available or (ii) ABI has provided to Redhook an opinion of counsel, satisfactory in the reasonable judgment of Redhook, that the public sale, transfer or assignment thereof may be made without registration under the Securities Act.

III.     ABI'S REPRESENTATIONS AND WARRANTIES

         ABI makes the following representations and warranties to Redhook, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

         3.1. CORPORATE EXISTENCE. ABI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

         3.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by ABI of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by ABI hereunder and thereunder and the consummation of the other transactions contemplated by any of the foregoing: (i) are within ABI's corporate power; (ii) have been duly authorized by all necessary corporate action on the part of ABI; (iii) are not in contravention of any provision of ABI's articles of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or government instrumentality;
(v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which ABI is a party or by which ABI or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of ABI; and
(vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person. This Agreement has been duly executed and delivered by ABI and constitutes a legal, valid and binding obligation of ABI, enforceable against it in accordance with its terms, subject, as to the enforceability thereof, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity. At the Closing Date, the other Transaction Documents to which ABI is a party will have been duly executed and delivered by ABI and each will then constitute a legal, valid and binding obligation of ABI, enforceable against it in accordance with its terms, subject, as to the enforceability thereof, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity.

         3.3 ABSENCE OF LIENS ON THE SERIES B PREFERRED STOCK. ABI has good title to the Series B Preferred Stock, free and clear of all Liens and upon delivery to Redhook of the certificates therefor in accordance with the terms hereof, ABI shall no longer own any interest in the Series B Preferred Stock.


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


IV.      REDHOOK'S REPRESENTATIONS AND WARRANTIES

         Redhook makes the following representations and warranties to ABI, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

         4.1. AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK. The authorized capital stock of Redhook consists of 50,000,000 shares of Common Stock, par value $0.005 per share, of which 6,271,006 shares are issued and outstanding as of April 30, 2004 and 8,757,143 shares of Preferred Stock, $0.005 par value per share, of which 1,289,872 shares of Series B Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Redhook are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.1 (b),
(i) there is no existing option, warrant, call, commitment or other agreement to which Redhook is a party requiring, and there are no convertible securities of Redhook outstanding which upon conversion would require, the issuance of any additional shares of Stock of Redhook or other securities convertible into shares of equity securities of Redhook, other than the Series B Preferred Stock, and (ii) other than the Transaction Documents, there are no agreements to which Redhook is a party or, to the best knowledge of Redhook, to which Redhook is not a party, in each case, among, between or with any of the stockholders of Redhook with respect to the voting or transfer of the Stock of Redhook or with respect to any other aspect of Redhook's affairs. Schedule 4.1 (b) sets forth a complete, correct and accurate statement of the option terms, exercise price and identity of the optionee with respect to each outstanding stock option or other stock incentive of Redhook. Except pursuant to the terms of the Series B Preferred Stock, Redhook is not a party to any agreement or instrument requiring Redhook to repurchase or redeem equity securities.

         4.2. AUTHORIZATION AND ISSUANCE OF EQUITY SECURITIES. The Common Stock to be acquired by ABI hereunder has been duly authorized by all necessary corporate action on the part of Redhook. Upon delivery to ABI of certificates therefor in accordance with the terms hereof, the Common Stock to be issued to ABI hereunder will be validly issued and fully paid and nonassessable, free and clear of all Liens and preemptive rights. The shares of Common Stock to be acquired by ABI hereunder, together with the 953,470 shares of Common Stock acquired by ABI prior hereto, represent 31.0% of the outstanding shares of Common Stock on the Closing Date, calculated on a Fully Diluted Basis.

         4.3. SECURITIES LAWS. The offer, issuance, sale and delivery of the Common Stock as provided in this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws.

         4.4. CORPORATE EXISTENCE: COMPLIANCE WITH LAW.

         (a) Redhook (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction or other Persons, to the extent required for such ownership, operation and conduct (including all alcohol beverage control licenses issued by Governmental Authorities to the extent required in each state in which Redhook does business); (v) is in compliance with its articles of incorporation and bylaws; and (vi) is in compliance with all applicable provisions of law except failures to comply that, singly or in the aggregate, would not have a Material Adverse Effect.

         (b) At the Closing, CBA (i) will be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oregon; (ii) will be duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) will have the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) will have all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction or other Persons, to the extent required for such ownership, operation and conduct (including all alcohol beverage control licenses issued by Governmental Authorities to the extent required in each state in which CBA does business); (v) will be in compliance with its organizational documents and all agreements between it and Redhook or Widmer, ; and (vi) will be in compliance with all applicable provisions of law except failures to comply that, singly or in the aggregate, would not have a material adverse effect on the business, assets, operations, affairs or financial or other condition of CBA. The agreements between CBA, Redhook, Widmer and ABI relating to the establishment and operation of CBA are legal, valid and binding obligations of CBA, enforceable against it in accordance with its terms, subject, as to the enforceability thereof, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity.


         4.5. SUBSIDIARIES. Except as set forth on Schedule 4.5, Redhook does not control, directly or indirectly, nor does Redhook have any direct or indirect equity participation in, any corporation, partnership, trust or other business association.

         4.6. CORPORATE POWER; AUTHORIZATION: ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Redhook of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by Redhook hereunder and thereunder, the issuance and exchange of the Common Stock, and the consummation of the other transactions contemplated by any of the foregoing: (i) are within Redhook's corporate power; (ii) have been duly authorized by all necessary or proper corporate action on the part of Redhook; (iii) are not in contravention of any provision of Redhook's articles of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Redhook is a party or by which Redhook or any of its property is bound; (vi)
will not result in the creation or imposition of any Lien upon any of the property of Redhook; (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except to the extent previously obtained or made) and (viii) will not obligate Redhook to issue any Stock to any other Person or provide any Person with the right to acquire Stock from Redhook (including pursuant to the terms of the Redhook rights agreement). The consummation of the transactions described herein do not require approval by the stockholders of Redhook. This Agreement has been duly executed and delivered by Redhook and constitutes the legal, valid and binding obligation of Redhook, enforceable against it in accordance with its terms, subject, as to the enforceability thereof, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity. At the Closing Date, the other Transaction Documents shall have been duly executed and delivered by Redhook, and each shall then constitute a legal, valid and binding obligation of Redhook to the extent it is a party thereto, enforceable. The Closing shall not impair or affect the validity of the Purchasing Contract and the Purchasing Contract is a legal, valid and binding obligation of Redhook, enforceable against it in accordance with its terms, subject, as to the enforceability thereof, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity. There are no restrictions on the corporate power or authority of Redhook that are not disclosed in the Articles of Incorporation or the By-Laws, Washington corporate law and the listing standards of the Nasdaq Stock Market, Inc. There are no other facts, documents, or agreements that may or could restrict or limit the terms or enforceability of the Transaction Documents. Redhook has, and at the time of the Closing shall have, no setoffs, counterclaims, recoupments or defenses to the enforcement of any of its obligations thereunder. The agreements between Redhook, Widmer and CBA relating to the establishment and operation of CBA are legal, valid and binding obligations of Redhook, enforceable against it in accordance with its terms, subject, as to the enforceability thereof, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity. Subject to the exceptions set forth in Supply, Distribution and Licensing Agreement between CBA and Redhook, Redhook has provided CBA with the exclusive right to sell and market its malt beverage products in the states in which CBA operates.

         4.7. FINANCIAL STATEMENTS.

                  (a) All of the following balance sheets and statements of income, retained earnings and cash flows of Redhook have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the financial position of Redhook in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments not material in amount):

                           (i) the  unaudited  balance  sheet of  Redhook  as at
March 31, 2004, and the related statements of income, retained earnings and cash flows for the three months ending on such date; and

                           (ii) the  audited  balance  sheets of  Redhook  as at
December 31, 2003, as at December 31, 2002 and as at December 31, 2001, and the related statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of Ernst & Young LLP.

                  (b) Redhook has no obligations, contingent or otherwise, including, without limitation, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the balance sheets of Redhook, other than those that are both incurred in the ordinary course of business and are immaterial in amount.

         4.8. OWNERSHIP OF PROPERTY.

                  (a) Redhook owns good and marketable fee simple title to all of the real estate owned (subject to only those Liens disclosed on such Schedule
4.8 (a) and those Liens that would not have a material adverse effect on the use of or sale of the property by Redhook and would not, singly or in the aggregate, have a Material Adverse Effect), and good and marketable title to, or valid leasehold interests in, all of its other properties and assets. Each lease of real estate is a valid and binding agreement of Redhook, enforceable against Redhook in accordance with its terms and, to the knowledge of Redhook, is a valid and binding agreement of each other party to such lease, enforceable against such other parties in accordance with its terms. Redhook is not in default of its obligations under any lease and has not delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default on the part of Redhook under any such lease. To Redhook's knowledge, no other party is in default under any such lease.

                  (b) All real estate and improvements owned, leased, used or occupied by Redhook have adequate connections to all necessary utilities and conform with all applicable zoning, building, subdivision and other requirements of any Governmental Authority and all restrictive covenants affecting such real estate and improvements except any such failures to conform that, singly or in the aggregate, would not have a Material Adverse Affect.

         4.9 MATERIAL CONTRACTS. Schedule 4.9 contains a true, correct and complete list and description of all Material Contracts, whether oral or written, and any amendments or supplements thereto or extensions thereof, and Redhook has made available to ABI for its review complete, current and accurate copies of each Material Contract including any amendments or supplements thereto or extensions thereof or has completely, currently and accurately described the terms of any oral agreement, amendment, supplement or extension. Each Material Contract is a valid and binding agreement of Redhook enforceable against Redhook in accordance with its terms, and Redhook does not have any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. Redhook has fulfilled all obligations required pursuant to each Material Contract to have been performed by Redhook on its part. Redhook is not in default or breach, nor to Redhook's knowledge is any third party in default or breach, under or with respect to any Material Contract and Redhook is not in default or breach of any contract between ABI and Redhook.

         4.10. ENVIRONMENTAL PROTECTION.

                   Except as would not, singly or in the aggregate, have a Material Adverse Effect,

                           (1) Redhook and all real  property  owned,  leased or
otherwise operated by Redhook (each, a "Facility") comply in material respects with any applicable Environmental Law;

                           (2)  Redhook  has not,  and has no  knowledge  of any
other person who has, caused any release, threatened release or disposal of any Hazardous Material at any Facility, and the Facilities are not adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property; and

                           (3)  There  are  no   investigations,   judicial   or
administrative proceedings, pending litigation or, to Redhook's knowledge, threatened investigations, proceedings or litigation affecting or relating to Redhook or the Facilities relating to Environmental Laws or Hazardous Materials.

         4.11. LABOR MATTERS. There are no strikes or other labor disputes against Redhook pending or, to Redhook's knowledge, threatened. Hours worked by and payments made to employees of Redhook have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Redhook on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Redhook. Redhook does not have any obligation under any collective bargaining agreement or similar agreement. There is no organizing activity involving Redhook pending or, to Redhook's knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Redhook has made a pending demand for recognition. There are no complaints or charges against Redhook pending or, to Redhook's knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Redhook of any individual. There are no collective bargaining agreements or other labor agreements covering any employees of Redhook.

         4.12. TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by Redhook have been timely filed with the appropriate Governmental Authority or Redhook has received extensions for such filings, and all such returns, reports and statements are complete and accurate. All Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by Redhook from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental.

         4.13. NO LITIGATION. No action, claim or proceeding is now pending or, to the knowledge of Redhook, threatened against Redhook, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators that would result in a Material Adverse Effect. To the knowledge of Redhook, no state of facts exist which is reasonably likely to give rise to any such action, claim or proceeding that would result in a Material Adverse Event. There is no action, suit, proceeding, inquiry, arbitration, hearing, notice of hearing or investigation pending or, to the knowledge of Redhook, threatened against Redhook or its officers or employees by the federal Alcohol and Tobacco Tax and Trade Bureau, by the State of Washington, any other state in which Redhook does business or any agency of any such state.

         4.14. BROKERS. No broker or finder acting on behalf of Redhook brought about the consummation of the transactions contemplated pursuant to this Agreement, and Redhook has no obligation to any Person, in respect of any finder's or brokerage fees in connection with the transactions contemplated by this Agreement. Redhook is solely responsible for the payment of all fees of brokers or finders acting on behalf or at the request of Redhook.

         4.15. EMPLOYMENT AGREEMENTS. Except for the agreements that are attached or incorporated by reference into Redhook's Annual Report on Form 10-K for the year ended December 31, 2003, there are no employment, consulting or management agreements between Redhook and any other Person.

         4.16. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Redhook owns all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade dress, trade secrets, trade names and other intellectual property rights necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it. Redhook conducts its businesses without infringement, unfair competition or dilution or claim of infringement, unfair competition or dilution of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. There is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade dress, trade secret or other intellectual property right of Redhook.

         4.17. FULL DISCLOSURE. No information contained in this Agreement, the filings made by Redhook with the Securities and Exchange Commission or any other Transaction Document or any written statement prepared by Redhook or its representatives furnished by or on behalf of Redhook pursuant to or in connection with the terms of this Agreement or any other Transaction Document contains any untrue statement of a material fact or, when taken as a whole, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         4.18. NO MATERIAL ADVERSE EFFECT. No event has occurred since December 31, 2003 that has had, or is reasonably likely to have, a Material Adverse Effect.

         4.19. ERISA.

                  (a) Redhook has no ERISA Affiliates.

                  (b) Each of the Qualified Plans and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of such Qualified Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the IRC.

                  (c) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Plans or by law (without regard to any waivers granted under Section 412 of the IRC), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date.

                  (d) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Plans or any tax-exempt trust related to any of the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

                  (e) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does Redhook have knowledge of facts which could form the basis for any such claim or lawsuit.

                  (f) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and other applicable federal and state laws and regulations, and neither Redhook nor any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or Section 406 of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

                  (g) No Pension Plan has an accumulated funding deficiency as defined in Section 412 of the IRC. Redhook does not have any existing or potential liability for a complete or partial withdrawal from a Multiemployer Plan.

                  (h) No "reportable event" as defined in ERISA section 4143 has occurred with respect to any Plan.

                  (i) Redhook does not maintain any retiree medical plan.

4.20     SECURITIES FILINGS.

         (a) Redhook has filed in a timely matter all the material required to be filed by it pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act. All reports filed by Redhook conformed in all material respects to the requirements of the Securities Exchange Act, and none of such documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b)  Redhook  has  adequate  and  effective   disclosure  controls  and
procedures and internal controls over financial reporting, as each such term is defined by the Securities Exchange Act.

         (c) Redhook is in full compliance with the Securities Exchange Act, as amended by the Sarbanes-Oxley Act of 2002, and the regulations applicable to companies whose securities are listed on the Nasdaq Stock Market and, to its knowledge, there have been no material violations of those policies or regulations by its officers and employees.

         4.21 RELATED PARTY TRANSACTIONS. No employee, officer, stockholder or director of Redhook or member of his or her immediate family is indebted to Redhook, nor is Redhook indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Redhook, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of Redhook). To the best of Redhook's knowledge, none of such persons has any direct or indirect ownership interest in any Person with which Redhook is affiliated or with which Redhook has a business relationship, or any Person that competes with Redhook, except that employees, stockholders, officers, or directors of Redhook and members of their immediate families may own stock in publicly traded companies that may compete with Redhook. To the best of Redhook's knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Redhook (other than such contracts as relate to any such person's ownership of capital stock or other securities of Redhook). This representation and warranty shall not apply to any arrangements between Redhook and A-BC, ABI or any employee or officer of A-BC or ABI.

         4.22 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Redhook, all of which have been made available to ABI, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section
13(b)(2) of the Securities Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of Redhook contains accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of Redhook, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

V.       COVENANTS

         5.1. Redhook covenants and agrees that, unless duly waived by ABI, from and after the date hereof:

                  (a) PERMITTED ACQUISITIONS OR INVESTMENTS. Redhook shall not, and shall not permit any of its Subsidiaries to, directly or indirectly in any transaction or related series of transactions, acquire or invest in, whether for cash, debt, Stock, or other property or assets or by guaranty of any obligation, (i) any assets or business related to the production or distribution of malt beverage products the aggregate purchase price of which in any such transaction or related series of transactions exceeds 50% of the book value of Redhook's assets on the date of such acquisition or investment immediately before giving effect thereto, or (ii) any assets or business not related to the production or distribution of malt beverage products the aggregate purchase price of which in any such transactions or related series of transactions exceeds 10% of the book value of Redhook's assets on the date of such acquisition or investment immediately before giving effect thereto. Redhook shall not acquire any alcohol or non-alcohol malt beverage brand or the assets or Stock of any producer of alcohol malt beverages unless it delivers to ABI a written plan providing for the exclusive distribution of such malt beverages by ABI that is satisfactory to ABI.

                  (b) SALES OF ASSETS.

                           (i)  Redhook  shall  not,  and shall not  permit  any
Subsidiary of Redhook to, sell, lease, transfer, convey or otherwise dispose of assets in any transaction or related series of transactions, which assets have an aggregate book value exceeding 30% of the aggregate book value of Redhook's assets on the date of such sale, lease, transfer, conveyance or disposition immediately before giving effect thereto; PROVIDED, HOWEVER, that the foregoing shall not prohibit any bona fide sale-leaseback transaction in which all leases entered into by Redhook or any Subsidiary of Redhook in connection with such transaction are capital leases as determined in accordance with GAAP.

                           (ii)  Redhook  and its  Subsidiaries  shall not sell,
transfer, convey, license, pledge or otherwise dispose of any trademark or trade name acquired or owned by any of them after the date hereof if 15% or more of the revenues of Redhook and its consolidated Subsidiaries for the preceding Fiscal Year were attributable to sales of products using such trademark or trade name.

                           (iii)  Redhook  shall  not  dispose  of  any  of  its
interest in CBA.

                  (c) BOOKS AND RECORDS. Redhook shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP consistently applied.

                  (d) FINANCIAL AND BUSINESS INFORMATION.

                           (i)   PROJECTIONS.   Redhook  will  deliver  to  ABI,
together with appropriate supporting details, within 30 days prior to the beginning of each Fiscal Year (and Redhook, at its option, may deliver such information to its other security holders contemporaneously therewith):

                                    (A) a projected  consolidated  balance sheet
of Redhook and its Subsidiaries, for each month of such Fiscal Year;

                                    (B) projected consolidated and consolidating
cash flow statements of Redhook and its Subsidiaries, including summary details of cash disbursements (including for capital expenditures), for each month of such Fiscal Year; and

                                    (C) projected consolidated and consolidating
income statements of Redhook and its Subsidiaries for each quarter of such Fiscal Year;

                           (ii) OTHER  INFORMATION.  Redhook will deliver to ABI
such other information with respect to Redhook's business, financial condition or prospects as ABI may, from time to time, reasonably request; provided that ABI shall be entitled to no information concerning the specific brewing processes and formulae used by Redhook to brew its malt beverage products.

                  (e) COMMUNICATION WITH ACCOUNTANTS. Redhook authorizes ABI to communicate directly with its independent certified public accountants and tax advisors, authorizes those accountants to disclose to ABI any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Redhook and any of its Subsidiaries and those advisors to disclose to ABI any information requested by ABI concerning the tax filings or reports made by Redhook and any of its Subsidiaries. Redhook shall not interfere or attempt to restrain any such communications or disclosures and at the request of ABI from time to time shall issue written instructions or authorizations to its accountants or advisors to facilitate such communications or disclosures.

                  (f) TAX COMPLIANCE. Redhook shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by Redhook to ABI of the Common Stock or the transfer of Series B Preferred Stock by ABI to Redhook hereunder. Additionally, Redhook shall indemnify and save ABI from all such taxes.

                   (g) CAPITAL STRUCTURE.

                           (i)  Notwithstanding  any  other  provision  of  this
Section 5.1(g), Redhook shall not issue, sell or transfer or agree to issue, sell or transfer any of its authorized but not outstanding shares of Stock, except, (A) issuances of Common Stock pursuant to any stock split, reverse stock split or stock dividend or pursuant to the exercise of any option or warrant or the conversion of any convertible security either now outstanding or otherwise permitted by this Section, (B) prior to January 1, 2006 issuances of Common Stock not exceeding 20% of the Common Stock on the date of the Closing and for each successive two year period thereafter issuances of Common Stock not exceeding 20% of the outstanding Common Stock on the first day of such period,
(C) issuances of Common Stock to ABI as required hereby, (D) issuances of Stock by Redhook pursuant to any Qualified Takeover Defense Plan, and (E) issuances of Stock by Redhook to employees or directors for compensatory purposes, pursuant to any employee or director stock option or other stock incentive plan approved in accordance with the requirements set forth in Section 5.1(h).

                           (ii)  Redhook  shall  not amend  its  certificate  of
incorporation or bylaws (other than an amendment the sole effect of which is to increase its authorized capital stock) without the written approval of ABI.

                           (iii) Redhook shall not issue any Stock to any Person
with more than one vote per share or with a class vote on any matter.

                           (iv)  Redhook  shall  not  issue  or sell or agree to
issue or sell any Stock to any Person engaged in the business of brewing, producing or distributing malt or any alcoholic beverages in North America or South America or to any Person known by Redhook to be an Affiliate of any such Person other than to (A) to any Person who is a wholesaler of the products of ABI or (B) to ABI.

                           (v)  Without  providing  ABI  with at  least 10 days'
advance written notice thereof, Redhook shall not issue or sell shares of Stock, the effect of which would be to decrease the aggregate percentage ownership of the Common Stock registered in the name of ABI and its designees to under 20% of the outstanding Common Stock.

                           (vi) Redhook shall not,  pursuant to any agreement or
the terms of any Stock issued by Redhook, give to any Person or Persons the right to name or designate more than one member of the board of directors of Redhook.

                           (viii)   Redhook   shall  not  cause  or  permit  any
Subsidiary of Redhook to issue any Stock to any Person other than to Redhook or to any other Subsidiary of Redhook.

                  (h) TRANSACTIONS WITH AFFILIATES.

                           (i)  Redhook  shall  not and  shall  not  permit  any
Subsidiary of Redhook to enter into or be a party to any transaction with any Affiliate of Redhook or such Subsidiary unless such transaction is (i) upon fair and reasonable terms that are fully disclosed to ABI and are no less favorable to Redhook or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Redhook or such Subsidiary, and (ii) has been approved by a majority of the Independent Directors of the Board of Directors of Redhook or a committee of the Board of Directors composed entirely of Independent Directors.

                           (ii) Redhook shall not enter into,  amend,  modify or
waive any provision of any agreement with an executive officer or director of Redhook (or any Affiliate thereof) without the approval by a majority of the Independent Directors of the Board of Directors or a committee of the Board of Directors of Redhook composed entirely of Independent Directors. Redhook shall establish and maintain a committee of the board of directors, composed entirely of Independent Directors, and such committee shall determine the compensation (including salary, bonus and stock incentives) for each executive officer of Redhook. Redhook shall not amend the terms of any stock option or other stock incentive or create any stock incentive plan except as approved by such committee.

                  (i) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Redhook shall and shall cause each of its Subsidiaries to: (i) continue to conduct its business in the brewing of malt beverages substantially as now conducted or as otherwise permitted hereunder and shall not engage in any material respect in any business other than the producing and distributing of malt beverages, and, consistent with past practice, operation of the restaurants located at its breweries; (ii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority; (iii) duly and timely make all filings and take such other action as may be required by any Governmental Authority in connection with the transactions described in the Transaction Documents; and (iv) assure that none of its products are adulterated or misbranded within the meaning of the federal Food, Drug and Cosmetic Act, as amended, and cause all of its products to comply with the applicable provisions of the Code of Federal Regulations.

                  (j) DISTRIBUTION OF REDHOOK PRODUCTS. Redhook shall not distribute products in the United States other than through ABI, CBA or other wholesalers to the extent permitted by Section 11.05 of the Distribution Agreement. If Redhook desires to investigate the production, sale, distribution or licensing the production of any malt beverage product in any country outside of the United States of America, Redhook shall notify ABI and shall provide ABI with all information reasonably requested by ABI in connection with such arrangement. Redhook shall give ABI a period of at least 90 days to make a proposal to Redhook pursuant to which ABI would serve as a master distributor in such country, and Redhook shall not conduct negotiations or discussions with any other party during such 90 day period. Upon the end of such 90 day period, Redhook shall be permitted to select any entity to brew or distribute the products of Redhook in any such country, except that Redhook shall not be permitted to select an ABI Competitor or any Affiliate thereof for such purpose.

                  (k) FINANCIAL AND OTHER INFORMATION.

                           (i) MONTHLY STATEMENTS.  Redhook shall deliver to ABI
as soon as practicable after the end of each month, but in any event within 30 days thereafter: (A) an unaudited consolidated balance sheet of Redhook and its Subsidiaries as at the end of such month, (B) unaudited consolidated statements of income, retained earnings and changes in financial position of Redhook and its Subsidiaries for such month and for the portion of such year ending with such month, and (C) a sales report for such month, which report will show sales by product, by distributor and whether by bottle or draft in each state in which Redhook sells its products, in each case for such month and for the portion of the Fiscal Year ending with such month and showing a comparison of such year to date sales results with those of the previous year, including growth figures for each product on a state by state basis but which need not show sales to CBA.

                           (ii) QUARTERLY INFORMATION.  Redhook shall deliver to
ABI as soon as practicable after the end of each of the first three quarterly fiscal periods in each Fiscal Year of Redhook, but in any event within 45 days thereafter, (A) an unaudited consolidated balance sheet of Redhook and its Subsidiaries as at the end of such quarter, and (B) unaudited consolidated statements of income, retained earnings and changes in financial position of Redhook and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter. Such statements shall be (1) prepared in accordance with GAAP consistently applied, (2) in reasonable detail and (3) certified by the principal financial or accounting officer of Redhook as presenting fairly the financial condition, results of operation, and cash flows of Redhook and its consolidated Subsidiaries in accordance with GAAP consistently applied (subject to normal year-end audit adjustments not material in amount).

                           (iii) ANNUAL INFORMATION. Redhook will deliver to ABI
as soon as practicable after the end of each fiscal year of Redhook, but in any event within 90 days thereafter, (A) an audited consolidated balance sheet of Redhook and its Subsidiaries as at the end of such year, and (B) audited consolidated statements of income, retained earnings and changes in financial position of Redhook and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year. Such statements shall be (1) prepared in accordance with GAAP consistently applied, (2) in reasonable detail, and (3) certified as presenting fairly the financial condition, results of operation and cash flows of Redhook and its consolidated Subsidiaries in accordance with GAAP consistently applied by Ernest & Young L.L.P. or such other firm of independent certified public accountants selected by Redhook that is acceptable in the reasonable judgment of ABI.

                           (iv) FILINGS.  Redhook will deliver to ABI,  promptly
upon their becoming available, one copy of each report, notice or proxy statement sent by Redhook to its stockholders generally, and of each regular or periodic report (pursuant to the Securities Exchange Act) and any registration statement, prospectus or other writing (including, without limitation, by electronic means) pursuant to the Securities Act filed by Redhook with (i) the Securities and Exchange Commission, or (ii) any securities exchange or the NASDAQ Stock Market on which shares of Common Stock of Redhook are listed or quoted. Prior to filing or making publicly available any such report, notice, proxy statement, registration statement, prospectus or other writing which references or makes any disclosure concerning ABI or its business, Redhook shall provide ABI a reasonable opportunity to review such report, notice, proxy statement, registration statement, prospectus or other writing and shall not make any such reference or disclosure to ABI or its business to which ABI reasonably objects. Redhook shall timely file all material required to be filed by it pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act. All reports filed by Redhook shall conform in all material respects to the requirements of the Securities Exchange Act, and none of such documents shall contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (v)  OWNERSHIP  PERCENTAGE.  From  time to time,  ABI
shall be permitted to request that Redhook determine the percentage ownership of the outstanding Common Stock held by ABI or any other Person specified by ABI, and Redhook shall promptly (but in any event no later than five Business Days after such request is made) and accurately provide ABI with a written determination of the percentage ownership of the outstanding Common Stock of ABI or such other Person, as of the date such request is made with such verification and detail as reasonably requested by ABI.

                           (vi) NASDAQ  LISTING.  Redhook shall not  voluntarily
delist or terminate the listing or quotation of the Common Stock on the NASDAQ Stock Market.

                  (l) ACCESS TO BOOKS AND RECORDS. Redhook shall permit representatives of ABI to visit and inspect, at no charge to ABI, any of the properties of Redhook and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of Redhook and its Subsidiaries with the principal officers or employees of Redhook, all at such reasonable times, upon reasonable notice and as often as ABI may reasonably request; provided that ABI shall be entitled to no information concerning the specific brewing processes or formulae used by Redhook to brew its malt beverage products.

                  (m) EXCHANGE OF STOCK CERTIFICATES. Redhook will, at its expense, promptly upon surrender by ABI of any certificates representing shares of Common Stock at the corporate offices of Redhook, execute and deliver to ABI a new certificate or certificates in any denominations specified by ABI for an aggregate number of shares of Common Stock equal to the number of shares of such stock represented by the certificates surrendered.

                  (n) LOST, STOLEN, DESTROYED OR MUTILATED STOCK CERTIFICATES. Upon receipt of evidence reasonably satisfactory to Redhook of the loss, theft, destruction or mutilation of any certificate for shares of Common Stock and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Redhook (which, at the option of ABI, may be an undertaking by ABI to so indemnify Redhook), or, in the case of mutilation, upon surrender and cancellation thereof, Redhook will issue to ABI a new certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

                  (o)  AUDITORS.   Redhook  shall  not  change  its  independent
certified public accounting firm except to an independent certified public accounting firm acceptable in the reasonable judgment of ABI.

                  (p) COLLECTIVE BARGAINING AGREEMENTS. Redhook acknowledges that Redhook shall have complete responsibility and authority concerning recognition of collective bargaining units within its employees or those of its Subsidiaries, the determination as to whether to enter into collective bargaining agreements or labor agreements with its employees or those of its Subsidiaries, and the terms of any such agreement.

                  (q) REPRESENTATION OF ABI ON THE BOARD OF DIRECTORS. ABI shall be entitled to designate two individuals as directors of Redhook, and except as provided in this section, Redhook shall cause the number of members on the Board of Directors not to exceed 7. The Board of Directors of Redhook shall recommend to the shareholders of Redhook the election of such individuals. If the shareholders do not elect such individuals, within 30 days after the meeting of the shareholders the board of directors of Redhook shall amend the Bylaws of Redhook to increase the number of members on the Board of Directors to nine and appoint such individuals to the Board of Directors to fill these vacancies. ABI shall be entitled to designate a individual to be a member of each committee of the Board of Directors, except (i) with respect to a committee on which the individual is not permitted to be a member under applicable law or the requirements of any exchange or market on which the securities of Redhook are listed or quoted or (ii) with respect to a committee formed to review or determine transactions or proposed transactions between ABI and Redhook.

                  (r) CBA. Redhook shall not enter into any agreements relating to the establishment or operation of CBA, amend, waive or fail to enforce any provision of any such agreement or agree to admit any new member into CBA. Redhook shall comply with its obligations under all agreements relating to the establishment or operation of CBA and shall not consent or cause the merger, consolidation, termination or dissolution of CBA or the transfer by CBA of all or substantially all of its assets. Redhook shall not permit CBA to acquire any alcohol or non-alcohol malt beverage brand or the assets or Stock of any producer of alcohol malt beverages unless CBA delivers to ABI a written plan providing for the exclusive distribution of such malt beverages by ABI that is satisfactory to ABI.

                  (s) DISTRIBUTION FEES. Within 30 days after the Closing, Redhook shall pay to ABI the amount by which the product of (i) the number of case equivalents of products sold by Redhook (including Widmer products brewed and sold by Redhook), on and after June 1, 2004, but prior to the effective date of the CBA Distribution Agreement, and (ii) $0.50 exceeds the margin to which ABI is entitled to retain or receive under the Original Distribution Agreement arising out of sales on and after June 1, 2004, but prior to the effective date of the CBA Distribution Agreement.

         5.2. TERMINATION OF CERTAIN COVENANTS. The obligations of Redhook and ABI set forth in Section 5.1(a), (b)(i), (ii), (c)-(e), (g), (h), (k), (l), (o)
and (q) and Section 5.3 shall terminate on the date on which ABI and its Affiliates do not hold, in aggregate, 5% or more of the outstanding Common Stock (unless caused by a breach or default by Redhook under any Transaction Document). The obligations of Redhook and ABI set forth in Section 5.1(j) shall terminate on the Termination Date. The obligations of Redhook and ABI set forth in Section 5.1(i) shall terminate on the later of (i) the Termination Date, and
(ii) the date on which ABI and its Affiliates do not hold, in aggregate, 5% or more on the outstanding Common Stock. Section 5.1(b)(iii) and Section 5.1(r) shall terminate on the date on which ABI or its Affiliates do not distribute the products of CBA.

         5.3      TRANSFERS OF SECURITIES.

                  (a) Prior to any sale, transfer or conveyance by ABI of any shares of Common Stock, ABI shall provide Redhook with written notice of its determination to sell, transfer or convey such shares, and Redhook shall, within five Business Days of receipt of such notice, give ABI written notice informing ABI as to whether it desires to negotiate the purchase of such shares of Common Stock. Promptly upon ABI's receipt of a written notice delivered by Redhook indicating a desire to negotiate the purchase and sale of such shares of Common Stock, Redhook and ABI shall negotiate in good faith the terms governing the purchase and sale of such shares of Common Stock. In the event that ABI and Redhook do not, within 30 days of ABI's receipt of the written notice from Redhook, agree upon the terms governing the purchase and sale of such shares of Common Stock or in the event that Redhook does not deliver to ABI written notice indicating a desire to negotiate the purchase of such shares of Common Stock within such five day period, ABI may attempt to sell, transfer or convey such shares of Common Stock to any other Person, but shall not sell, transfer or convey such shares to any other party for cash, without giving Redhook a 15 day right of first refusal concerning the same. In the event that ABI does not sell, transfer or convey such shares or enter into an agreement to sell, transfer or convey such shares within 90 days, ABI may not sell, transfer or convey such shares without compliance with the notice and negotiation provisions of this
Section 5.3(a).

                  (b) The provisions of Section 5.3(a) shall not apply to any sale, transfer or conveyance of shares by ABI (i) in a registered public offering pursuant to the terms of the Registration Rights Agreement, (ii) in connection with a tender or exchange offer made by any Person or Group other than ABI or its Affiliates, (iii) as a result of any merger, consolidation or share exchange of Redhook with or into any other Person or (iv) to any Affiliate of ABI.

                  (c) In the event of a Termination Date, ABI shall be entitled to solicit and negotiate offers from any Person ("Purchaser") to purchase all or substantially all of the assets of Redhook or all of the outstanding securities of Redhook or to merge or consolidate into or with Redhook or to have Redhook merge or consolidate into it. At the request of ABI, Redhook shall provide to the Purchaser any information reasonably requested by Purchaser in connection with its determination whether or not to extend an offer to purchase such assets or securities or to enter into such merger or consolidation transaction, subject only to agreement by Purchaser to preserve the confidentiality of such information in a form satisfactory in the reasonable judgment of Redhook. At the direction of ABI, the board of directors shall create a committee composed entirely of Independent Directors and direct such committee to review any offer made by the Purchaser to purchase all or substantially all of the assets of Redhook or all of the outstanding securities of Redhook or to enter into any merger or consolidation transaction with Redhook and to make recommendations with respect to such offer to the Board of Directors. The committee shall be authorized to engage an investment banking firm and other advisors to assist it in such review and such recommendation and to incur any other expenses deemed advisable by it in connection with such review and recommendation. At the option of ABI, ABI may publicize and disclose any offer made by a Purchaser. Nothing herein shall require the members of the Board of Directors to take any action that would violate their fiduciary duties to Redhook or its shareholders.

         5.4 EFFECT ON OTHER AGREEMENTS. The parties agree that upon the consummation of the transactions described herein, the rights and obligations of the parties under the Investment Agreement, the Original Distribution Agreement and the Initial Registration Rights Agreement, as supplemented and amended to the date hereof, shall be terminated and of no further force and effect, but that any liabilities of Redhook accrued thereunder prior to the Closing shall survive the Closing. The parties agree that upon the consummation of the transactions described herein the shares of Series B Preferred Stock shall be cancelled and of no further force and effect. The parties also agree that the Purchase Contract shall survive the Closing and that, in addition to the other provisions therein providing for the termination thereof, ABI shall be permitted to terminate the Purchase Contract in the event of a Termination Event.

         5.5 PAYMENTS WITH RESPECT TO SYSTEMS COSTS. ABI is engaged in revising the systems and procedures by which the wholesalers of ABI generate and transmit orders to Redhook, Widmer and CBA and by which Redhook and Widmer schedule production of products. ABI expects to incur out of pocket costs and also costs internally allocated to it by the management systems group of ABC. Redhook agrees to pay one-half of such costs, but not to exceed $260,000. During each calendar quarter, ABI shall invoice Redhook for one-half of the costs incurred by ABI therefor during the preceding calendar quarter and within 30 days after receipt of such invoice Redhook shall pay to ABI such amount.

VI.      CONDITIONS PRECEDENT

         6.1. The obligation of ABI to consummate the transactions described in Section 2.1 hereof is subject to the following:

                  (a) ABI shall have received a favorable opinion of Riddell Williams P.S. in a form satisfactory to ABI in its reasonable judgment.

                  (b) ABI shall have received resolutions of the board of directors of Redhook, certified by the Secretary or Assistant Secretary of Redhook, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

                  (c) ABI shall have received copies of the Distribution Agreement and the Registration Rights Agreement duly executed by Redhook.

                  (d) ABI shall have received certificates of the Secretary or an Assistant Secretary of Redhook, dated the Closing Date, as to the incumbency of the officers of Redhook executing this Agreement and the other Transaction Documents.

                  (e) All of the representations and warranties of Redhook contained herein or in the other Transaction Documents shall be correct on and as of the date made and as of the Closing Date as though made on and as of the Closing Date, Redhook shall have complied with all of its obligations hereunder or thereunder to be satisfied on or prior to the Closing Date, and ABI shall have received a certificate dated as of the Closing Date executed by an executive officer of Redhook to that effect.

                  (f) All licenses, permits, consents or approvals from or by, and all filings with and all notices to, all Governmental Authorities having jurisdiction, to the extent required for ABI and Redhook to consummate the transaction described herein and the other transactions contemplated by the Transaction Documents, shall have been received or made.

                  (g) There shall have been no material adverse change in the business, assets, operations, prospects or financial or other condition of Redhook since the date hereof.

                  (h) No United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered, and there shall not be threatened, instituted or pending before any United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction, any statute, rule, regulation, litigation, proceeding, injunction or other order (whether temporary, preliminary or permanent) that has or would have the effect of making the consummation of the transactions described herein illegal, prohibiting consummation of such transactions, seeking damages in connection with such transactions, or otherwise seeking to challenge such transaction or impose limitations on the ability of ABI to hold the Common Stock to be acquired hereunder or to exercise its rights under any Transaction Document.

                  (i) Redhook, Widmer Brothers Brewing Company and ABI shall have entered into agreements establishing CBA with terms and conditions satisfactory to ABI and all governmental consents and licenses necessary for the operations of CBA shall have been obtained.

                   (j) ABI shall have received such additional information and materials concerning Redhook as ABI may reasonably request.

         6.2. CONDITIONS OF REDHOOK WITH RESPECT TO THE CLOSING. The obligation of Redhook to issue and deliver the Common Stock pursuant to Section 2.1 hereof is subject to the following conditions:

                  (a) Redhook shall have received copies of the Distribution Agreement and the Registration Rights Agreement duly executed by ABI.

                  (b) All of the representations and warranties of ABI contained herein and in the other Transaction Documents shall be correct on and as of the date made and as of the Closing Date as though made on and as of the Closing Date, ABI shall have complied with all of its obligations hereunder or thereunder to be satisfied on or prior to the Closing Date, and Redhook shall have received a certificate dated as of the Closing Date executed by an officer of ABI to that effect.

                  (c) Redhook shall have received certificates of the Secretary or an Assistant Secretary of ABI, dated the Closing Date, as to the incumbency of the officers of ABI executing this Agreement, the Distribution Agreement, and any certificate or other document to be delivered pursuant hereto or thereto.

                  (d) All licenses, permits, consents or approvals from or by, and all filings with and all notices to, all Governmental Authorities having jurisdiction, to the extent required for ABI and Redhook to consummate the transaction describe herein and the other transactions contemplated by the Transaction Documents, shall have been received or made.

                  (e) No United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered, and there shall not be threatened, instituted or pending before any United States or state governmental authority or other agency or commission thereof or any court of the United States or state court of competent jurisdiction, any statute, rule, regulation, litigation, proceeding, injunction or other order (whether temporary, preliminary or permanent) that has or would have the effect of making the consummation of the transactions described herein illegal, prohibiting consummation of such transactions, seeking damages in connection with such transactions, prohibiting consummation of such transactions or otherwise seeking to challenge such transaction or impose limitations on the ability of Redhook to exercise its rights under any Transaction Document.

         6.3. TERMINATION.

                  (a)  Subject  to  Section  6.3(b),   the  parties  hereto  may
terminate this Agreement as provided below:

                           (i) ABI and Redhook may terminate  this  Agreement by
mutual written consent at any time prior to the Closing.

                           (ii)  ABI may  terminate  this  Agreement  by  giving
written notice to Redhook at any time prior to the Closing (A) in the event that Redhook has breached any covenant, representation or warranty contained in this Agreement, or (B) if the Closing shall not have occurred on or before August 31, 2004 by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from ABI itself breaching any representation, warranty or covenant contained in this Agreement or in any other Transaction Document).

                           (iii) Redhook may terminate  this Agreement by giving
written notice to ABI at any time prior to the Closing (A) in the event that ABI has breached any covenant, representation or warranty contained in this Agreement or (B) if the Closing shall not have occurred on or before August 31, 2004 by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from Redhook itself breaching any representation, warranty or covenant contained in this Agreement or in any other Transaction Document).

                  (b) In the event of a termination of this Agreement as described in this Article VI, all rights and obligation of each party hereunder shall terminate without any liability of either party to the other except for any liability of either party arising out of any breach of this Agreement; provided however, that Article VII and Section 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13, 8.14, 8.15 and 8.17 shall survive termination.

VII.     INDEMNIFICATION

                  (a) Redhook agrees to indemnify and hold harmless ABI, its corporate Affiliates and its and their officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against them, such officers, directors and employees in any manner relating to or arising out of
(i) any untrue representation, breach of warranty or failure to perform any covenants by Redhook contained herein or in any other Transaction Document to which Redhook is a party or in any certificate or document delivered pursuant hereto or thereto, (ii) any Environmental Law applicable to Redhook, (iii) any liability of Redhook or its Subsidiaries that is not explicitly assumed by the indemnified party hereunder or in any other Transaction Document, (iv) any liability to or claim of any former, present or future shareholder of Redhook or other third party made on behalf of Redhook or on their own behalf, arising out of the consummation or disclosure of the transactions described in the Transaction Documents, and (v) the status of any employee or designee of ABI as a director of Redhook.

                  (b) ABI agrees to indemnify and hold harmless Redhook and its officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Redhook and such officers, directors and employees in any matter relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants by ABI contained herein or in any other Transaction Document to which ABI is a party or in any certificate or document delivered pursuant hereto or thereto.

                  (c) The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy ABI, Redhook and their respective officers, directors and employees may have for breach or representation, warranty or covenant.

                  (d) Notwithstanding the foregoing provisions, the rights of indemnity of Redhook, ABI, the corporate Affiliates of ABI and their respective officers, directors, employees and designees arising out of the Distribution Agreement or any certificate or document delivered pursuant thereto shall be governed by the terms of the Distribution Agreement.

VIII.    MISCELLANEOUS

         8.1. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answer back addressed as follows:

                  If to Redhook at:
                  Redhook Ale Brewery, Incorporated
                  14300 NE 145th Street
                  Woodinville, Washington  98072
                  Attention:  President
                  Telecopy Number: (425) 485-0761

                  with a copy to:
                  Riddell Williams, P.S.
                  1001 Fourth Avenue Plaza, Suite 4500
                  Seattle, Washington  98154
                  Attention:  Douglass A. Raff
                  Telecopy Number:   (206) 389-1708

                  If to ABI at:
                  Anheuser-Busch, Incorporated
                  One Busch Place
                  St. Louis, Missouri 63118
                  Attention:  Vice President- Business and
                  Wholesaler System Development
                  Telecopy Number:  (314) 765-9167
                  with a copy to:
                  Anheuser-Busch Companies, Inc.
                  One Busch Place
                  St. Louis, Missouri 63118
                  Attention:  Vice President and General Counsel
                  Telecopy Number:  (314) 577-0776


         The parties agree to send such notices to such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited with the United States mail.

         8.2. BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         8.3. AMENDMENT. Any amendment or waiver of any provision of this Agreement or any other Transaction Document or any consent to any departure therefrom shall not be effective unless the same shall be in writing and signed by Redhook and ABI and shall specifically refer to this Agreement or such Transaction Document. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         8.4. SUCCESSORS AND ASSIGNS: ASSIGNABILITY. Except as provided in the next sentence, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party hereto without the prior written consent of the other party hereto. Any right or remedy, arising hereunder or by reason hereof, shall be assignable by ABI to any direct or indirect subsidiary of A-BC without the prior written consent of Redhook, so long as such Person assumes ABI's obligations hereunder and ABI remains liable for ABI's obligations hereunder. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         8.5. REMEDIES. ABI and Redhook, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. Redhook and ABI agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of Article V of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. Each party hereto shall be paid by the other party hereto for any reasonable costs and expenses incurred by it (including reasonable fees and expenses of counsel and whether incurred as a result of negotiations, legal proceedings or otherwise) in connection with the enforcement of its rights under the Transaction Documents against such other party.

         8.6. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Washington, without regard to the principles thereof regarding conflict of laws.

         8.7. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         8.8. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

         8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         8.10. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Without the prior written consent of Redhook, any information relating to Redhook provided to ABI in connection with, or as a result of, its acquisition of the Common Stock (including any such received under Article V hereof) which is either confidential, proprietary, or otherwise not generally available to the public (but excluding (a) information ABI has obtained independently or from third-party sources without ABI's knowledge that the source has violated any fiduciary or other duty not to disclose such information, (b) information that otherwise becomes generally available to the public, or (c) information known to ABI other than as a result of its ownership of the securities of Redhook or its designation of directors for Redhook (the "Confidential Information")) will be kept confidential by ABI, using the same standard of care in safeguarding the Confidential Information as ABI employs in protecting its own proprietary information which ABI desires not to disseminate or publish and ABI will instruct its directors, officers, employees, and representatives (collectively, "Representatives") to so keep such Confidential Information confidential. ABI further represents that it will not, and it will instruct its Representatives not to, trade in Common Stock while in possession of material Confidential Information. It is understood (i) that such Representatives shall be informed by ABI of the confidential nature of the Confidential Information and (ii) that such Representatives shall be bound by the provisions of this Section 8.10 as a condition of receiving the Confidential Information. ABI shall not use any such confidential information to produce a malt beverage the formula of which duplicates any formula for a malt beverage produced by Redhook.

         8.11. PUBLICITY. Neither ABI nor Redhook shall issue any press release or make any public disclosure regarding the transactions contemplated hereby or their consummation without consulting the other party hereto.

         8.12. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they are related in any way to the subject matter hereof.

         8.13. FEES AND EXPENSES. Each of the parties hereto shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         8.14. EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         8.15. CONDITIONS TO CLOSING. Each party hereto shall use commercially reasonable efforts to satisfy the conditions described in Article VI hereof contemplated to be satisfied by it.

         8.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations of ABI and Redhook hereunder shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statute of limitations).

         8.17. CONSTRUCTION. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. If either party has breached any representation, warranty or covenant contained herein in any respect, the existence of another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the breach of the former representation, warranty or covenant.

         References to this Agreement shall mean this Exchange Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, Redhook and ABI have executed this Agreement as of the day and year first above written.

                               REDHOOK ALE BREWERY, INCORPORATED


                               By:/S/ PAUL SHIPMAN
                               -----------------------------------------------
                               Title: President and Chief Executive Officer

                               ANHEUSER-BUSCH, INCORPORATED


                               By: /S/ JAMES F. HOFFMEISTER
                               -----------------------------------------------
                               Title: Vice President-Administration